UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 3, 2021 (December 2, 2021)

Date of Report (Date of earliest event reported)

Canadian Pacific Railway Limited

(Exact name of registrant as specified in its charter)

Canada	001-01342	98-0355078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7550 Ogden Dale Road S.E. Calgary AB	T2C 4X9
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (403) 319-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Shares, without par value, of Canadian Pacific Railway Limited	CP	New York Stock Exchange
Toronto Stock Exchange
Perpetual 4% Consolidated Debenture Stock of Canadian Pacific Railway Company	CP/40	New York Stock Exchange
	BC87	London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	Entry into a Material Definitive Agreement.

As previously reported, on September 15, 2021, Canadian Pacific Railway Limited, a Canadian corporation (the “Corporation”) entered into an Agreement and Plan of Merger with Kansas City Southern, a Delaware corporation, Cygnus Merger Sub 1 Corporation, a Delaware corporation and a direct wholly owned subsidiary of the Corporation (“Surviving Merger Sub”) and Cygnus Merger Sub 2 Corporation, a Delaware corporation and a direct wholly owned subsidiary of Surviving Merger Sub.

On December 2, 2021, Canadian Pacific Railway Company (the “Company”) completed its previously announced offering of U.S.$1,500,000,000 aggregate principal amount of 1.350% notes due 2024 (the “2024 Notes”), U.S.$1,000,000,000 aggregate principal amount of 1.750% notes due 2026 (the “2026 Notes”), U.S.$1,400,000,000 aggregate principal amount of 2.450% notes due 2031 (the “2031 Notes”), U.S.$1,000,000,000 aggregate principal amount of 3.000% notes due 2041 (the “2041 Notes”), and U.S.$1,800,000,000 aggregate principal amount of 3.100% notes due 2051 (the “2051 Notes”, and together with the 2024 Notes, 2026 Notes, 2031 Notes, and 2041 Notes, the “Notes”). The Notes are guaranteed (the “Guarantee” and, together with the Notes, the “Securities”) by the Corporation, the parent of the Company.

The offering of the Securities was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form F-10 (File No. 333-257215) filed with the Securities and Exchange Commission (the “Commission”) on June 28, 2021. The terms of the Securities are described in the Company’s prospectus dated June 28, 2021, as supplemented by a final prospectus supplement dated November 17, 2021, as filed with the Commission on November 18, 2021.

The Securities were issued pursuant to an Indenture, dated as of September 11, 2015, by and among the Company and Computershare Trust Company N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Fifth Supplemental Indenture, dated as of December 2, 2021 (the “Fifth Supplemental Indenture”), by and among the Company, the Corporation and the Trustee.

The 2031 Notes and 2041 Notes are subject to special mandatory redemption if the Company determines in its reasonable judgment that the STB Final Approval (as defined in the Fifth Supplemental Indenture) will not be sought or has not or will not be received prior to March 25, 2023. In that case, the Company will be required to redeem all of the outstanding 2031 Notes and 2041 Notes on the Special Mandatory Redemption Date (as defined in the Fifth Supplemental Indenture) at a special mandatory redemption price equal to 101% of the aggregate principal amount of the applicable series of Notes plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date.

In connection with the offering of the Securities, the Commitment Letter, dated as of September 15, 2021, by and among Goldman Sachs Lending Partners LLC, the Bank of Montreal, the other financial institutions party thereto, the Corporation and the Company, as modified by that certain joinder letter dated September 29, 2021, in respect of an unsecured 364-day bridge facility in an aggregate principal amount of U.S.$8.5 billion, was terminated on December 2, 2021.

The description of the Securities and the Fifth Supplemental Indenture in this Current Report on Form 8-K (this “Current Report”) are summaries, and are qualified in their entirety by reference to the complete terms of the Fifth Supplemental Indenture and the form of Notes included therein. The Fifth Supplemental Indenture and the forms of Notes are filed hereto as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5, and 4.6 and are incorporated by reference herein.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

Exhibit 4.1	Fifth Supplemental Indenture, dated as of December 2, 2021, by and among Canadian Pacific Railway Company, as issuer, Canadian Pacific Railway Limited, as guarantor, and Computershare Trust Company N.A., as successor to Wells Fargo Bank, National Association, as trustee.

Exhibit 4.2	Form of 1.350% Note due 2024 (included in Exhibit 4.1).

Exhibit 4.3	Form of 1.750% Note due 2026 (included in Exhibit 4.1).

Exhibit 4.4	Form of 2.450% Note due 2031 (included in Exhibit 4.1).

Exhibit 4.5	Form of 3.000% Note due 2041 (included in Exhibit 4.1).

Exhibit 4.6	Form of 3.100% Note due 2051 (included in Exhibit 4.1).

Exhibit 10.4	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 3, 2021

CANADIAN PACIFIC RAILWAY LIMITED

By:	/s/ Nizam Hasham
Name:	Nizam Hasham
Title:	Assistant Corporate Secretary